As filed with the Securities and Exchange Commission on October 3, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LENNAR CORPORATION

Co-registrants are listed on the following page.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4337490
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

700 Northwest 107th Avenue

Miami, Florida 33172

(305) 559-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Sustana

General Counsel and Secretary

Lennar Corporation

700 Northwest 107th Avenue

Miami, Florida 33172

(305) 559-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David W. Bernstein, Esq.

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Information I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered *	Amount to be registered Proposed Maximum Offering Price per Unit Proposed Maximum Aggregate Offering Price Amount of Registration Fee (1)

Class A Common Stock, Class B Common Stock, Preferred Stock, Participating Preferred Stock, Depositary Shares, Debt Securities, Warrants, Units

Guarantees of Debt Securities by direct and indirect wholly-owned subsidiaries (2)

(1)	This registration statement relates to an indeterminate number of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. It also includes securities that may be issued on conversion of other securities or on exercise of warrants with regard to which additional consideration may or may not be required. In accordance with Rules 456(b) and 457(i), the registrant is deferring payment of the registration fee, except for $150,836 that was paid with regard to securities registered in Registration Statements No. 333-117090 and 333-65244 that have not been sold. Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.

(2)	See the following pages for a list of the guarantors, all of which are direct or indirect subsidiaries of Lennar Corporation.

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
308 Furman, Ltd.	TX	01-0757175
360 Developers, LLC	FL	03-0469008
Ann Arundel Farms, Ltd.	TX	76-0594649
Aquaterra Utilities, Inc.	FL	59-3674555
Asbury Woods L.L.C.	IL	36-4491586
Astoria Options, LLC	DE	26-3838861
Autumn Creek Development, Ltd.	TX	76-0566381
Aylon, LLC	DE	74-3135055
Bainebridge 249, LLC	FL	45-5434000
Bay Colony Expansion 369, Ltd.	TX	01-0634897
Bay River Colony Development, Ltd.	TX	None
BB Investment Holdings, LLC	NV	None
BCI Properties, LLC	NV	None
Bellagio Lennar, LLC	FL	46-0560657
Belle Meade LEN Holdings, LLC	FL	27-1137331
Belle Meade Partners, LLC	FL	20-3287566
BPH I, LLC	NV	None
Bramalea California, Inc.	CA	95-3426206
Bressi Gardenlane, LLC	DE	47-0876961
Builders LP, Inc.	DE	43-1981685
Cambria L.L.C.	IL	36-4343919
Cary Woods, LLC	IL	36-4511011
Casa Marina Development, LLC	FL	55-0817596
Caswell Acquisition Group, LLC	DE	None
Cedar Lakes II, LLC	NC	None
Cherrytree II LLC	MD	75-2988548
CL Ventures, LLC	FL	11-3728443
Coco Palm 82, LLC	FL	None
Colonial Heritage LLC	VA	20-0646289
Concord Station, LLP	FL	20-0986458
Coto De Caza, Ltd., Limited Partnership	CA	33-0738531
Coventry L.L.C.	IL	36-4511106
CP Red Oak Management, LLC	TX	None
CP Red Oak Partners, Ltd.	TX	20-1064026
CPFE, LLC	MD	45-5433728
Creekside Crossing, L.L.C.	IL	43-2052256
Danville Tassajara Partners, LLC	DE	20-1461254
Darcy-Joliet L.L.C.	IL	20-1290431
DBJ Holdings, LLC	NV	None
DTC Holdings of Florida, LLC	FL	45-2118119
Durrell 33, LLC	NJ	46-2498666
Estates Seven, LLC	DE	52-2274380
EV, LLC	MD	None
Evergreen Village LLC	DE	59-3801488
F&R Florida Homes, LLC	FL	27-2136138
F&R QVI Home Investments USA, LLC	DE	20-8024189
Fidelity Guaranty and Acceptance Corp.	DE	76-0168225
FLORDADE LLC	FL	38-3832923
Fox-Maple Associates, LLC	NJ	43-1997377
Friendswood Development Company, LLC	TX	74-2859478
Garco Investments, LLC	FL	65-1151300
Greystone Construction, Inc.	AZ	86-0864245
Greystone Homes of Nevada, Inc.	DE	88-0412604
Greystone Homes, Inc.	DE	93-1070009
Greystone Nevada, LLC	DE	88-0412611
Greywall Club L.L.C.	IL	20-1083688
Hammocks Lennar LLC	FL	None
Harveston, LLC	DE	02-0613649

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Haverton L.L.C.	IL	30-0057181
HCC Investors, LLC	DE	33-0770138
Heathcote Commons LLC	VA	20-1178932
Heritage of Auburn Hills, L.L.C.	MI	38-3395118
Hewitts Landing Trustee, LLC	MA	27-2909649
Home Buyer’s Advantage Realty, Inc.	TX	76-0573246
Homecraft Corporation	TX	76-0334090
HTC Golf Club, LLC	CO	26-0312522
Inactive Companies, LLC	FL	26-2094631
Independence L.L.C.	VA	76-0651137
Isles at Bayshore Club, LLC	FL	27-2304291
Kendall Hammocks Commercial, LLC	FL	30-0771295
Lakelands at Easton, L.L.C.	MD	03-0501970
Lakeside Farm, LLC	MD	None
LCD Asante, LLC	DE	26-1131090
Legends Club, LLC	FL	48-1259544
Legends Golf Club, LLC	FL	59-3691814
LEN – Belle Meade, LLC	FL	27-1077754
LEN – Palm Vista, LLC	FL	27-1077269
LEN Paradise Cable, LLC	FL	27-2559480
LEN Paradise Operating, LLC	FL	27-2559369
Len Paradise, LLC	FL	27-0950511
LEN-CG South, LLC	FL	45-4599963
Lencraft, LLC	MD	20-1749015
LENH I, LLC	FL	56-2349820
Len-Hawks Point, LLC	FL	45-4049841
Lennar – BVHP, LLC	CA	94-3332430
Lennar Aircraft I, LLC	DE	20-2424732
Lennar Arizona Construction, Inc.	AZ	20-5335712
Lennar Arizona, Inc.	AZ	20-5335505
Lennar Associates Management Holding Company	FL	31-1806357
Lennar Associates Management, LLC	DE	52-2257293
Lennar Avenue One, LLC	DE	46-1440494
Lennar Bridges, LLC	CA	33-0843355
Lennar Buffington Colorado Crossing, L.P.	TX	20-2002341
Lennar Buffington Zachary Scott, L.P.	TX	20-1577414
Lennar Carolinas, LLC	DE	20-3150607
Lennar Central Park, LLC	DE	20-1087322
Lennar Central Region Sweep, Inc.	NV	65-1111068
Lennar Central Texas, L.P.	TX	20-5336543
Lennar Chicago, Inc.	IL	36-3971759
Lennar Colorado Minerals LLC	CO	None
Lennar Colorado, LLC	CO	20-0451796
Lennar Commercial Investors, LLC	FL	46-2288424
Lennar Communities Development, Inc.	DE	86-0262130
Lennar Communities Nevada, LLC	NV	20-3035653
Lennar Communities of Chicago L.L.C.	IL	20-2036535
Lennar Communities, Inc.	CA	33-0855007
Lennar Construction, Inc.	AZ	86-0972186
Lennar Coto Holdings, L.L.C.	CA	33-0787906
Lennar Courts, LLC	FL	46-3122365
Lennar Developers, Inc.	FL	48-1259540
Lennar Family of Builders GP, Inc.	DE	43-1981691
Lennar Family of Builders Limited Partnership	DE	43-1981697
Lennar Flamingo, LLC	FL	46-3111056
Lennar Fresno, Inc.	CA	33-1008718
Lennar Gardens, LLC	FL	27-4501329
Lennar Georgia, Inc.	GA	20-8892316
Lennar Greer Ranch Venture, LLC	CA	33-0888370
Lennar Heritage Fields, LLC	CA	27-3194383
Lennar Hingham Holdings, LLC	DE	20-2866090
Lennar Hingham JV, LLC	DE	20-2866001

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Lennar Homes Holding, LLC	DE	16-1641233
Lennar Homes NJ, LLC	DE	45-2921631
Lennar Homes of Arizona, Inc.	AZ	65-0163412
Lennar Homes of California, Inc.	CA	93-1223261
Lennar Homes of Texas Land and Construction, Ltd.	TX	75-2792018
Lennar Homes of Texas Sales and Marketing, Ltd.	TX	75-2792019
Lennar Homes, LLC	FL	59-0711505
Lennar Illinois Trading Company, LLC	IL	None
Lennar Imperial Holdings Limited Partnership	DE	20-2552367
Lennar International Holding, LLC	DE	46-1347038
Lennar International, LLC	DE	61-1697090
Lennar Land Partners Sub II, Inc.	NV	88-0429001
Lennar Land Partners Sub, Inc.	DE	65-0776454
Lennar Layton, LLC	DE	26-3797850
Lennar Long Beach Promenade Partners, LLC	DE	20-1258506
Lennar Lytle, LLC	DE	20-2374724
Lennar Mare Island, LLC	CA	33-0789053
Lennar Marina A Funding, LLC	DE	27-0762082
Lennar Massachusetts Properties, Inc.	DE	20-2681100
Lennar Middletown, LLC	NJ	45-5441987
Lennar Multifamily Communities, LLC	DE	45-2701002
Lennar New Jersey Properties, Inc.	DE	20-2681142
Lennar New York, LLC	NY	20-3160452
Lennar Northeast Properties LLC	NJ	20-4874094
Lennar Northeast Properties, Inc.	NV	20-2552288
Lennar Northwest, Inc.	DE	45-2978961
Lennar Pacific Properties Management, Inc.	DE	30-0139878
Lennar Pacific Properties, Inc.	DE	88-0412607
Lennar Pacific, Inc.	DE	88-0412608
Lennar PI Acquisition, LLC	NJ	26-1531638
Lennar PI Property Acquisition, LLC	NJ	26-1531376
Lennar PIS Management Company, LLC	DE	26-3218984
Lennar PNW, Inc.	WA	20-2977927
Lennar Point, LLC	NJ	46-0534484
Lennar Port Imperial South, LLC	DE	20-2552353
Lennar Realty, Inc.	FL	76-0683361
Lennar Renaissance, Inc.	CA	33-0726195
Lennar Reno, LLC	NV	22-3895412
Lennar Rialto Investment LP	DE	27-1437879
Lennar Riverside West Urban Renewal Company, L.L.C.	NJ	20-2562043
Lennar Riverside West, LLC	DE	20-2552385
Lennar Sacramento, Inc.	CA	33-0794993
Lennar Sales Corp.	CA	95-4716082
Lennar San Jose Holdings, Inc.	CA	65-0645170
Lennar Southland I, Inc.	CA	33-0801714
Lennar Southwest Holding Corp.	NV	91-1933536
Lennar Spencer’s Crossing, LLC	DE	20-2906597
Lennar Texas Holding Company	TX	75-2788257
Lennar Trading Company, LP	TX	72-1574089
Lennar Ventures, LLC	FL	26-3103505
Lennar West Valley, LLC	CA	20-1342854
Lennar.com Inc.	FL	65-0980149
Lennar/LNR Camino Palomar, LLC	CA	90-0159727
Lennar-Lantana Boatyard, Inc.	FL	56-2321100
LEN-Ryan 1, LLC	FL	None
Len-Verandahs, LLP	FL	20-3021304
LFS Holding Company, LLC	DE	65-1105931
LH Eastwind, LLC	FL	20-0097714
LH-EH Layton Lakes Estates, LLC	AZ	04-3741040

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
LHI Renaissance, LLC	FL	02-0680656
LMC Malden Station Investor, LLC	DE	30-0754847
LMI (150 OCEAN) INVESTOR, LLC	DE	80-0940631
LMI Contractors, LLC	DE	80-0838150
LMI Glencoe Dallas Investor, LLC	DE	61-1706871
LMI Lakes West Covina Investor, LLC	DE	32-0414007
LMI Las Colinas Station, LLC	DE	32-0395213
LMI Naperville Investor, LLC	DE	37-1709704
LMI Park Central Investor, LLC	DE	35-2471697
LMICS, LLC	DE	36-4747722
LMI-JC Developer, LLC	DE	38-3875832
LMI-JC, LLC	DE	90-0843143
LMI-West Seattle, LLC	DE	37-1699874
LNC at Meadowbrook, LLC	IL	36-0026164
LNC at Ravenna, LLC	IL	41-2088272
LNC Communities I, Inc.	CO	84-1317557
LNC Communities II, LLC	CO	84-1317558
LNC Communities III, Inc.	CO	84-1361682
LNC Communities IV, LLC	CO	84-1512061
LNC Communities IX, LLC	CO	None
LNC Communities V, LLC	CO	84-1513989
LNC Communities VI, LLC	CO	84-1556776
LNC Communities VII, LLC	CO	84-1534329
LNC Communities VIII, LLC	CO	84-1553326
LNC Northeast Mortgage, Inc.	DE	54-1830770
LNC Pennsylvania Realty, Inc.	PA	23-2991585
Long Beach Development, LLC	TX	26-2321011
Lori Gardens Associates II, LLC	NJ	20-1944492
Lori Gardens Associates III, LLC	NJ	20-1944674
Lori Gardens Associates, L.L.C.	NJ	76-0664697
Lorton Station, LLC	VA	76-0694499
LW D’Andrea, LLC	DE	20-4489534
Madrona Ridge L.L.C.	IL	20-0278584
Madrona Village L.L.C.	IL	36-4343916
Madrona Village Mews L.L.C.	IL	36-0026266
Majestic Woods, LLC	NJ	74-3001871
Marble Mountain Partners, LLC	DE	41-2076340
Mid-County Utilities, Inc.	MD	76-0610395
Mission Viejo 12S Venture, LP	CA	33-0615197
Mission Viejo Holdings, Inc.	CA	33-0785862
Moffett Meadows Partners, LLC	DE	56-2320229
NC Properties I, LLC	DE	27-3443043
NC Properties II, LLC	DE	27-3443142
Northbridge L.L.C.	IL	36-4511102
Northeastern Properties LP, Inc.	NV	20-2552328
OHC/Ascot Belle Meade, LLC	FL	20-3276553
One SR, L.P.	TX	75-3030507
Palm Gardens At Doral Clubhouse, LLC	FL	26-0801736
Palm Gardens at Doral, LLC	FL	20-3959088
Palm Vista Preserve, LLC	FL	83-0426521
PD-Len Boca Raton, LLC	DE	20-8734358
PD-Len Delray, LLC	DE	20-8734555
PG Properties Holding, LLC	NC	26-4059800
Pioneer Meadows Development, LLC	NV	20-0939113
Pioneer Meadows Investments, LLC	NV	20-0939094
POMAC, LLC	MD	11-3708149
Prestonfield L.L.C.	IL	36-4511103
Providence Lakes, LLP	FL	20-1744772
PT Metro, LLC	DE	45-4508755
Raintree Village II L.L.C.	IL	20-2118282
Raintree Village L.L.C.	IL	20-0090390
Renaissance Joint Venture	FL	20-0035665
Reserve @ Pleasant Grove II LLC	NJ	90-0527127
Reserve @ Pleasant Grove LLC	NJ	90-0527123

Name of Co-Registrant (1)	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Reserve at River Park, LLC	NJ	72-1537694
Reserve at South Harrison, LLC	NJ	76-0682273
Rivendell Joint Venture	FL	65-0843443
Rivenhome Corporation	FL	76-0569346
RMV, LLC	MD	None
Rutenberg Homes of Texas, Inc.	TX	76-0215995
Rutenberg Homes, Inc.	FL	76-0340291
Rye Hill Company, LLC	NY	20-0809495
S. Florida Construction II, LLC	FL	72-1567303
S. Florida Construction III, LLC	FL	72-1567302
S. Florida Construction, LLC	FL	71-0949799
San Lucia, LLC	FL	20-4372714
Santa Ana Transit Village, LLC	CA	45-0512621
Savannah Development, Ltd.	TX	76-0654193
Savell Gulley Development, LLC	TX	26-2592101
Scarsdale, LTD.	TX	27-0080619
Schulz Ranch Developers, LLC	DE	20-4092311
Seminole/70th, LLC	FL	56-2529886
Siena at Old Orchard L.L.C.	IL	20-1476765
South Development, LLC	FL	20-2581567
Southbank Holding, LLC	FL	45-2420546
Spanish Springs Development, LLC	NV	76-0672277
St. Charles Active Adult Community, LLC	MD	20-1659598
Stoney Corporation	FL	59-3374931
Stoney Holdings, LLC	FL	27-5428554
Stoneybrook Clubhouse, Inc.	FL	76-0555539
Stoneybrook Joint Venture	FL	59-3386329
Strategic Cable Technologies, L.P.	TX	20-1179138
Strategic Holdings, Inc.	NV	91-1770357
Strategic Technologies, LLC	FL	65-0523605
Summerfield Venture L.L.C.	IL	20-0753624
Summerwood, LLC	MD	27-0045425
SunStreet Energy Group, LLC	DE	90-0889251
TCO QVI, LLC	DE	45-3568663
Temecula Valley, LLC	DE	43-1971997
Terra Division, LLC	MN	None
The Baywinds Land Trust	FL	11-6591848
The Bridges at Rancho Santa Fe Sales Company, Inc.	CA	33-0886703
The Bridges Club at Rancho Santa Fe, Inc.	CA	33-0867612
The LNC Northeast Group, Inc.	DE	54-1774997
The Preserve at Coconut Creek, LLC	FL	20-3287825
Treviso Holding, LLC	FL	45-1961704
Tustin Villas Partners, LLC	DE	41-2076342
Tustin Vistas Partners, LLC	DE	32-0054237
U.S. Home Corporation	DE	52-2227619
U.S. Home of Arizona Construction Co.	AZ	74-2402824
U.S. Home Realty, Inc.	TX	76-0136964
U.S.H. Los Prados, Inc.	NV	88-0232393
U.S.H. Realty, Inc.	MD	74-2765031
USH – Flag, LLC	FL	26-3984776
USH Equity Corporation	NV	76-0450341
USH LEE, LLC	FL	27-5368263
USH Woodbridge, Inc.	TX	76-0561576
UST Lennar GP PIS 10, LLC	DE	26-3219799
UST Lennar GP PIS 7, LLC	DE	26-3219172
UST Lennar HW Scala SF Joint Venture	DE	26-3262077
Valencia at Doral, LLC	FL	20-3959040
Vineyard Point 2009, LLC	CA	26-4562548
WCP, LLC	SC	51-0461143
West Chocolate Bayou Development, LLC	TX	26-2320867
West Lake Village, LLC	NJ	23-2861558
West Seattle Project X, LLC	DE	35-2460935
West Van Buren L.L.C.	IL	36-4347398
Westchase, Inc.	NV	91-1954138
Willowbrook Investors, LLC	NJ	76-0687252
Woodbridge Multifamily Developer I, LLC	DE	45-2921413
Wright Farm, L.L.C.	VA	76-0629136

(1)	The address, including zip code, and telephone number, including area code, for each of the additional registrants is 700 Northwest 107th Avenue, Miami, Florida 33172, (305) 559-4000.

Prospectus

LENNAR CORPORATION

Class A Common Stock

Class B Common Stock

Preferred Stock

Participating Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

We or holders of our securities (“selling stockholders”) may from time to time offer to sell our Class A common stock, Class B common stock, preferred stock (which we may issue in one or more series), participating preferred stock, depositary shares representing shares of our common stock or preferred stock, debt securities (of which we may offer one or more issues and which may or may not be guaranteed by some or all of our subsidiaries), warrants entitling the holders to purchase one or more classes or series of these securities or units consisting of two or more of these classes or series of securities.

We or selling stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents as designated from time to time, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. When we or selling stockholders offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities and of the offering, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “LEN” and our Class B common stock is listed on the New York Stock Exchange under the symbol “LEN.B.” We will make application to list any shares of Class A common stock or Class B common stock sold pursuant to a supplement to this prospectus on the New York Stock Exchange (unless the Class A or Class B common stock no longer is listed on that exchange). We have not determined whether we will arrange to have any other securities we may offer traded on any exchange or in the over-the-counter market. If we decide to seek the listing of any securities, the prospectus supplement will disclose the exchange or market.

Investing in our securities involves risk. See “Risk Factors” on page 2 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any related offering material issued or authorized by us. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or in any such offering material is accurate as of any date other than the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any securities or combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the securities that are being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” or similar headings.

In this prospectus, except as otherwise indicated, the terms “Company,” “we,” “us” or “our” mean Lennar Corporation and all entities included in our consolidated financial statements.

LENNAR CORPORATION

We are one of the nation’s largest homebuilders. Our homebuilding operations include the construction and sale of single-family attached and detached homes, as well as the purchase, development and sale of residential land directly and through unconsolidated entities in which we have investments. We conduct homebuilding activities in various states, with our largest homebuilding operations in Florida, Texas and California. We have grouped our homebuilding activities into five reportable segments, which we refer to as Homebuilding East, Homebuilding Central, Homebuilding West, Homebuilding Southeast Florida and Homebuilding Houston. We include homebuilding activities that are not in those reportable segments under “Homebuilding Other.” We also have three other reportable segments: Lennar Financial Services (“Financial Services”), Rialto Investments (“Rialto”) and Lennar Multifamily (“Multifamily”). Our Financial Services segment provides mortgage financing, title insurance and closing services for both buyers of our homes and others. Our Rialto segment’s operations include raising, investing and managing third party capital, originating and securitizing commercial mortgage loans, as well as investing its own capital in real estate related mortgage loans, properties and related securities. Our Multifamily segment focuses on developing, primarily through unconsolidated entities, a geographically diversified portfolio of institutional quality multifamily rental properties in select U.S. markets.

We are a Delaware corporation founded in 1954. Our principal offices are at 700 Northwest 107th Avenue, Miami, Florida 33172. Our telephone number at these offices is (305) 559-4000. Our website address is www.lennar.com. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in our Company described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus. A prospectus supplement applicable to securities we offer will also contain a discussion of any material risks applicable to the particular type of securities we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) are statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. These statements are often preceded by or include the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could,” “should” or similar expressions. This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements including, but not limited to, statements regarding: our belief that the Company is well positioned to be able to continue to perform well in current market conditions; our belief that the recovery is continuing its progression at a slow and steady pace, and that it is supported on the downside by the significant production deficit that has been built over the past seven years; our expectation that we will continue to invest in carefully underwritten strategic land acquisitions; our belief that we are on track to achieve another year of strong profits; our expectation that the main driver of our earnings will continue to be our homebuilding and Financial Services operations; our belief that the recovery will continue to benefit the rental market; our expectation regarding the pipeline of future projects in the Multifamily segment; our expectation that our ancillary businesses will enhance shareholder value; our intent to settle the face value of the 2.75% convertible senior notes due 2020 in cash; our expectation regarding our variability in our quarterly results; our belief that Rialto Mortgage Finance will be a significant contributor to Rialto’s revenues in the near future; our expectations regarding the renewal or replacement of our warehouse facilities; our belief regarding draws upon our bonds or letters of credit, and our belief regarding the impact to the Company if there were such a draw; our belief that our operations and borrowing resources will provide for our current and long-term capital requirements at our anticipated levels of activity; and our estimates regarding certain tax matters and accounting valuations, including our expectations regarding the result of anticipated settlements with various taxing authorities.

These statements, as well as other forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus, are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. We caution readers that certain important factors could cause actual results and events to differ significantly from those expressed in any forward-looking statements. These factors include, among others, the following: a slowdown in the recovery of real estate markets across the nation, or any downturn in such markets; changes in general economic and financial conditions, and demographic trends, in the U.S. leading to decreased demand for our services and homes, lower profit margins and reduced access to credit; unfavorable or unanticipated outcomes in legal proceedings that substantially exceed our expectations; the possibility that we will incur non-recurring costs that may not have a material adverse effect on our business or financial condition, but may have a material adverse effect on our consolidated financial statements for a particular reporting period; decreased demand for our Multifamily rental properties; our ability to acquire land and pursue real estate opportunities at anticipated prices; increased competition for home sales from other sellers of new and resale homes; conditions in the capital, credit and financial markets, including mortgage lending standards, the availability of mortgage financing and mortgage foreclosure rates; changes in interest and unemployment rates, and inflation; a decline in the value of the land and home inventories we maintain or possible future write-downs of the book value of our real estate assets; increases in operating costs, including costs related to real estate taxes, construction materials, labor and insurance, and our ability to manage our cost structure, both in our Homebuilding and Multifamily businesses; our inability to maintain anticipated pricing levels and our inability to predict the effect of interest rates on demand; the ability and willingness of the participants in various joint ventures to honor their commitments; our ability to successfully and timely obtain land-use entitlements and construction financing, and address issues that arise in connection with the use and development of our land; natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; our inability to successfully grow our ancillary businesses; potential liability under environmental or construction laws, or other laws or regulations affecting our business; our ability to comply with the terms of our debt instruments; and our ability to successfully estimate the impact of certain regulatory, accounting and tax matters.

The list of risks above is not exhaustive. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. As a result, no assurance can be given as to our future results or achievements. You should not place undue reliance on the forward-looking statements contained herein, which speak only as of the date of this prospectus. We do not intend, or assume any obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures, acquiring and developing land and repaying or repurchasing existing debt. Pending use for these purposes, we may invest proceeds from the sale of the securities in short-term marketable securities. Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the sale of securities by selling stockholders.

SELLING STOCKHOLDERS

We may register securities covered by this prospectus to permit selling stockholders to resell their securities. We may register securities for resale by selling stockholders by filing a prospectus supplement with the SEC. The prospectus supplement would set forth information about the selling stockholders, including their names, the amounts of their securities that will be sold, their beneficial ownership of the securities and their relationship with us.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the five fiscal years ended November 30, 2013 and the nine months ended August 31, 2014. For the purpose of calculating the ratio of earnings to fixed charges, “earnings” consist of income before income taxes plus “fixed charges” and certain other adjustments. “Fixed charges” consist of interest incurred on all indebtedness (including amortization of original issue discount and including additional interest on two issues of senior notes) and the implied interest component of our rent obligations. There was no preferred stock outstanding for any of the periods presented. Accordingly, the ratios of earnings to combined fixed charges and preferred stock dividends were identical to the ratios of earnings to fixed charges.

Nine Months Ended August 31,	Year Ended November 30,
2014	2013	2012	2011	2010	2009
2.9x	3.0x	1.7x	1.6x	1.3x	—x(1)

(1)	For the year ended November 30, 2009, we had an earnings to fixed charges deficiency of $651.7 million.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the general terms and provisions that may apply to debt securities we offer. The particular terms of any debt securities that are offered will be described in the prospectus supplement relating to those debt securities, which may add, update or change the terms described in this prospectus. To review the terms of any debt securities offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.

We may issue debt securities under either (a) an indenture dated as of December 31, 1997, with The Bank of New York Mellon, as successor trustee, or (b) one or more other indentures with that or another trustee. We may supplement any of these indentures from time to time. The following paragraphs describe the provisions of the current indenture. We have filed the indenture dated December 31, 1997, as an exhibit to Registration Statement File No. 333-45527, at which time the trustee was J.P. Morgan Trust Company, N.A., the successor in interest to the original trustee, The First National Bank of Chicago. You can inspect that indenture as described under “Where You Can Find More Information” or at the office of the trustee that is a party to it.

General

The debt securities will be direct obligations of our Company and may be either senior debt securities or subordinated debt securities. Some or all of the co-registrants under the registration statement which includes this prospectus (each of which is our direct or indirect wholly-owned subsidiary) may guaranty our payment of debt securities issued under this prospectus. In addition, the debt securities may be secured by the shares of some or all of our subsidiaries or by other assets. None of the indentures relating to our currently outstanding debt securities limits the principal amount of debt securities that we may issue. We may offer one or more issues of debt securities. An indenture or a supplemental indenture will set forth specific terms of each issue of debt securities. There will be prospectus supplements relating to particular issues or series of debt securities. Each prospectus supplement will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

•	any limit upon the aggregate principal amount of the issue or series of debt securities which we may issue;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

•	whether our obligations with regard to the debt securities are guaranteed by some or all of our subsidiaries;

•	whether our obligations with regard to the debt securities are secured by shares of some or all of our subsidiaries or by other assets;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

•	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions;

•	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	any special or modified events of default or covenants with respect to the debt securities; and

•	any other material terms of the debt securities.

None of the indentures relating to Lennar Corporation’s currently outstanding debt securities contains any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or future indentures, may contain provisions of that type.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or at a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

We may issue debt securities of an issue or a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that issue or series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each issue or series of debt securities will include:

•	our default in payment of the principal of or premium, if any, on debt securities of the issue or series beyond any applicable grace period;

•	our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of the issue or series;

•	our default for 60 days after notice or a different period specified in a supplemental indenture, which may be no period, in the observance or performance of any other covenants in the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures relating to particular issues or series of debt securities may include other events of default.

The current indenture provides that the trustee may withhold notice to the holders of any issue or series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders to do so.

The current indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the issue or series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that issue or series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the issue or series of debt securities then outstanding.

The holders of a majority of the outstanding principal amount of an issue or series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

A prospectus supplement will describe any additional or different events of default which apply to any issue or series of debt securities.

Modification of an Indenture

We and the trustee under an indenture may:

•	without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities;

•	with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

•	with the consent of the holders of not less than a majority in outstanding principal amount of any issue or series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that issue or series of debt securities.

However, we may not:

•	extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, without the consent of each holder of debt securities who will be affected; or

•	reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of a series which will be affected.

Mergers and Other Transactions

Our current indenture provides that we may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and (2) with regard to each issue or series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

Guarantees

Debt securities may be guaranteed by some or all of our wholly-owned (i.e., 100% owned) subsidiaries. Those guarantees may remain in effect for the life of the guaranteed debt securities, or may terminate on the occurrence of specified events or circumstances. The prospectus supplement describing an issue of debt securities that are guaranteed by some or all of our wholly-owned subsidiaries will identify the guarantor subsidiaries, either by name or by category, and will describe the terms of the guarantee, including any conditions to its effectiveness and any events or circumstances under which it will be suspended or terminate.

Concerning the Trustees

The Bank of New York Mellon, the trustee under our current indenture, or its affiliates, provide, and may continue to provide, loans and banking services to us in the ordinary course of their businesses.

Governing Law

Each of our indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York State.

DESCRIPTION OF WARRANTS

Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

•	the securities which may be purchased by exercising the warrants (which may be Class A common stock, Class B common stock, preferred shares, participating preferred shares, debt securities, depositary shares or units consisting of two or more of those types of securities);

•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

•	the period during which the warrants may be exercised;

•	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

DESCRIPTION OF CAPITAL STOCK

General

At the date of this prospectus, we were authorized to issue up to 300,000,000 shares of Class A common stock, $0.10 par value, 90,000,000 shares of Class B common stock, $0.10 par value, 100,000,000 shares of participating preferred stock, $0.10 par value, and 500,000 shares of preferred stock, $10.00 par value. At August 31, 2014, 173,941,743 shares of our Class A common stock, 31,303,195 shares of our Class B common stock and no shares of participating preferred stock or preferred stock were outstanding. Our Class A common stock is listed on the New York Stock Exchange under the symbol “LEN” and our Class B common stock is listed on the New York Stock Exchange under the symbol “LEN.B.”

Description of Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock and participating preferred stock outstanding at the time, the holders of shares of Class A common stock and Class B common stock will be entitled to share equally, on a per share basis, in any dividends that our Board of Directors may determine to issue from time to time. In the event that a dividend is paid in the form of shares of Class A common stock or Class B common stock, our Board of Directors may determine that the holders of shares of Class A common stock will receive Class A common stock, and the holders of shares of Class B common stock will receive Class B common stock.

Voting Rights

Our Class B common stock is identical in every respect with our Class A common stock, except that (a) each share of Class B common stock entitles the holder to ten votes on each matter submitted to the vote of the common stockholders, while each share of Class A common stock entitles the holder to only one vote, (b) amendments to provisions of our Certificate of Incorporation relating to the Class A common stock or the Class B common stock require the approval of a majority of the shares of Class A common stock which are voted with regard to them (as well as approval of a majority in voting power of all the outstanding Class A common stock and Class B common stock combined), and (c) under the Delaware General Corporation Law (“DGCL”), certain matters affecting the rights of holders of Class B common stock may require approval of the holders of the Class B common stock voting as a separate class. The holders of our common stock do not have cumulative voting rights.

As of August 31, 2014, Stuart A. Miller, our Chief Executive Officer, had voting control, through family-owned entities and personal holdings, of Class A and Class B common stock which would entitle Mr. Miller to approximately 44.3% of the combined votes that could be cast by the holders of our outstanding Class A and Class B common stock combined. That gives significant influence to Mr. Miller in electing our directors and approving matters that are presented to our stockholders. Mr. Miller’s voting power might discourage someone from making a significant equity investment in us, even if we needed the investment to meet our obligations and to operate our business.

Liquidation Rights

In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities, the payment of liquidating dividends to the holders of any preferred stock that may be outstanding equal to the amounts to which they are preferentially entitled, and the payment of a liquidating distribution totaling $10.00 per share to the holders of any participating preferred stock that may be outstanding, the holders of Class A and Class B common stock will be entitled to a liquidating distribution totaling $10.00 per share. Any liquidating distributions to the holders of the participating preferred stock and the Class A and Class B common stock in excess of $10.00 per share will be made to the holders of all those classes on an equal per share basis without regard to class.

Termination of Class Rights and Powers

If at any time (i) the number of outstanding shares of our Class B common stock is less than 10% of the number of outstanding shares of Class A common stock and Class B common stock taken together, or (ii) the holders of a majority of the outstanding shares of Class B common stock vote to cause all the Class B common stock to be converted into Class A common stock, the Class B common stock will automatically be converted into, and become for all purposes, shares of Class A common stock, and we will no longer be authorized to issue Class B common stock.

No Other Rights

Holders of our common stock are not entitled to preemptive, redemption, subscription or conversion rights other than as described above. The rights, preferences and privileges of holders of common stock could be subject to, and may be adversely affected by, the rights of the holders of shares of any preferred stock or participating preferred stock, if any, which may be issued in the future.

Description of Preferred Stock

We may issue preferred stock in series with any rights and preferences which may be authorized by our Board of Directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series;

•	any limit upon the number of shares of the series which may be issued;

•	the preference, if any, to which holders of the series will be entitled upon our liquidation;

•	the date or dates on which we will be required or permitted to redeem shares of the series;

•	the terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

•	the voting rights of the holders of the series;

•	the dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

•	the right, if any, of holders of the series to convert them into another class or series of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series; and

•	any other material terms of the series.

Holders of shares of preferred stock will not have preemptive rights under our Certificate of Incorporation or under the DGCL, but the terms of particular series of preferred stock, or agreements into which we enter when we sell shares of preferred stock, may give rights that are similar to preemptive rights.

Description of Participating Preferred Stock

Our participating preferred stock is identical with the Class A common stock in every way, except that (a) no dividends may be paid with regard to the Class A and Class B common stock in a calendar year until the holders of the participating preferred stock have received a total of $.0125 per share, then no dividends may be paid in that year with regard to the participating preferred stock until the holders of the Class A and Class B common stock have received dividends totaling $.0125 per share, and then any additional dividends in the year will be paid on an equal per share basis to the holders of the participating preferred stock and of the Class A and Class B common stock, (b) if we are liquidated, none of our assets may be distributed to the holders of the Class A and Class B common stock until the holders of the participating preferred stock have received distributions totaling $10 per share, then no assets may be distributed to the holders of the participating preferred stock until the holders of the Class A and Class B common stock have received distributions totaling $10 per share, and then any further liquidating distributions will be made on an equal per share basis to the holders of the participating preferred stock and of the Class A and Class B common stock, and (c) holders of participating preferred stock will vote separately on corporate actions which would change the participating preferred stock or would cause the holders of the participating preferred stock to receive per share consideration in a merger or similar transaction which is different from the per share consideration received by the holders of the Class A and Class B common stock.

Anti-Takeover Effects of our Certificate of Incorporation and By-Laws

Following is a description of the anti-takeover effects of certain provisions of our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) and of our By-Laws, as amended (“Bylaws”).

Advance Notice Requirements. Our By-Laws contain a requirement that stockholders give advance notice of their intention to nominate candidates for election as directors or to bring other business before an annual or special meeting of stockholders. These By-Law provisions may prevent some matters from being voted upon at a meeting. They may prevent or deter a potential acquirer from soliciting proxies to elect a slate of directors selected by the potential acquirer or otherwise attempting to obtain control of our company.

We have also provided in our By-Laws that our stockholders must meet requirements set forth in our By-Laws to be able to request that the Board of Directors set a record date for action to be taken by the written consent of stockholders. This provision may discourage or limit the ability of an acquirer to cause the stockholders to act by written consent.

Calling of Special Meetings of Stockholders. Our By-Laws provide that special meetings of our stockholders may be called by stockholders only by notice given by our president or secretary upon the written request of the holders of at least a majority of all the outstanding shares of any class entitled to vote on the action proposed to be taken. These provisions may impede a stockholder’s ability to bring matters before a special meeting of stockholders.

Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring or preventing hostile takeovers or delaying or preventing changes in control or management of our Company.

Board Authority to Amend By-Laws. Under our By-Laws, our Board of Directors has the authority to adopt, amend or repeal the By-laws without the approval of our stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in response to a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who owns 15% or more of a corporation’s outstanding voting securities or is an affiliate or associate of the corporation and, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities, and affiliates and associates of such person. The existence of this provision may have an antitakeover effect with respect to transactions our Board of Directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of capital stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock and Class B common stock is Computershare Trust Company, N.A. of Canton, Massachusetts.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests, which are called depository shares, in shares of our common stock of either class or of particular series of a preferred stock. If we did that, we would deposit the common or preferred stock which is the subject of depositary shares with a depositary, which would hold that common or preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights and preferences of the common or preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that common or preferred stock.

While the deposit agreement relating to a particular class or series of common or preferred stock may have provisions applicable solely to that class or series of stock, all deposit agreements relating to common or preferred stock we issue would include the following provisions:

Dividends and Other Distributions. Each time we pay a cash dividend or make any other type of cash distribution with regard to the common stock or to the preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that common stock or to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable class of common stock or series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares. Whenever we redeem shares of a series of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting. Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class of common stock or a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the common or preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidating Distributions. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of common stock or of the series of preferred stock which is represented by the depositary share.

Conversion. If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares of the series of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement. We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the class of common stock or series of preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the common or preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of common or preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been withdrawn, redeemed or converted or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous. There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the common or preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will:

•	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;

•	state whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

We may sell the securities:

•	to or through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

We will describe in each prospectus supplement the particular terms of the offering of the securities to which the prospectus supplement relates, including the following:

•	the names of any underwriters or dealers;

•	the purchase price and the proceeds we will receive from the sale (which may be at a fixed price or prices, the market price prevailing at the time of sale, a price related to the prevailing market price or a negotiated price);

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any over-allotment options granted to the underwriters; and

•	any other information we think is important.

If securities are sold in an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters. The underwriters will use this prospectus and the prospectus supplement to sell the securities. The underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will be obligated to purchase all the securities if any are purchased. Underwriters may be involved in any at the market offering of securities by or on our behalf.

In connection with the sale of securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and they may also receive commissions from purchasers for whom they may act as agent.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, of the offered securities so offered and sold.

If we directly use a dealer in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer may then resell these securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will name the dealers and describe the terms of our arrangements with them. A dealer may sell some or all of the securities to other dealers. To the extent that we are aware of the terms under which securities may be sold by a dealer to another dealer, we will describe those terms in the applicable prospectus supplement.

Underwriters, dealers and agents participating in the distribution of securities may be deemed to be underwriters under the Securities Act. Also any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for various expenses.

In order to facilitate an offering of our securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in the securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities, the underwriters or agents, as the case may be, may bid for, and purchase, securities in the open market. Finally, in any offering of our securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may offer and sell securities directly to institutional investors or others. These parties may be deemed to be underwriters under the Securities Act with respect to their resales. The prospectus supplement applicable to transactions of that type will include the terms of the transactions.

As long as our Class A and Class B common stock is listed on the NYSE, any Class A or Class B common stock we sell pursuant to this prospectus will be listed on the NYSE, subject to official notice of issuance. Any other securities sold pursuant to this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for any of the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Lennar Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

K&L Gates LLP, New York, New York, or other counsel selected by the Company with regard to a particular offering, who will be named in the prospectus supplement relating to that offering, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document filed by us at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public on the SEC’s Internet website at http://www.sec.gov.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The information in this prospectus and any prospectus supplement may not be all of the information that is important to you. You should read the entire prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any prospectus supplement, before making an investment decision.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are allowed to “incorporate by reference” the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate information into this prospectus by reference to the following documents we have filed with the SEC (but not information we furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits), each of which should be considered an important part of this prospectus:

Commission Filing (File No. 1-11749)	Period Covered or Date of Filing

Annual Report on Form 10-K	Year ended November 30, 2013

Quarterly Reports on Form 10-Q	Quarters ended February 28, 2014, May 31, 2014 and August 31, 2014

Current Reports on Form 8-K	January 21, 2014, February 10, 2014, February 13, 2014, February 27, 2014, April 11, 2014 and June 30, 2014

Description of our Class A common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	May 21, 1996

Description of our Class B common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	April 8, 2003

All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act	After the date of this prospectus

Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus and registration statement by writing to us at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, Attention: Office of the General Counsel, or upon oral request by calling our Office of the General Counsel at (305) 559-4000.

In addition, we make available free of charge through the Investor Relations page on our website at http://www.lennar.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Other than the information expressly incorporated by reference into this prospectus, information on, or accessible through, our website is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

Exhibits to an incorporated document will not be provided unless the exhibit is specifically incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

SEC Registration Fees	$—	(1)(2)
Accounting Fees and Expenses	50,000	(3)
Trustee’s Fees and Expenses (including counsel fees)	—	(2)
Printing Fees	10,000
Rating Agency Fees	—	(2)
Legal Fees and Expenses	50,000	(3)
Miscellaneous	10,000	(3)

Total	$120,000	(2)(3)

(1)	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.
(2)	Because an indeterminate amount of securities are covered by this Registration Statement, certain expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.
(3)	Estimated.

Item 15.     Indemnification of Directors and Officers

As permitted by Section 145 of the DGCL, our Certificate of Incorporation provides that we shall indemnify any person who is made a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the such person’s conduct was unlawful.

As also permitted by Section 145 of the DGCL, our Certificate of Incorporation further provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Our Certificate of Incorporation does not include a provision permitting a person’s rights to indemnification to be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought, and therefore, under Section 145 of the DGCL, the right to indemnification may not be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought.

Our Certificate of Incorporation provides, as permitted by Section 145 of the DGCL, that the indemnification provided in our Certificate of Incorporation is not exclusive of other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise. Our Certificate of Incorporation permits us to purchase and maintain insurance on behalf of persons who are entitled to indemnification, and we maintain directors’ and officers’ liability insurance for our directors and officers.

The states in which many of the guarantor registrants are incorporated permit or, under some circumstances, require indemnification of directors or officers. However, Lennar Corporation applies the provisions of its Certificate of Incorporation to indemnification of directors and officers of its wholly-owned subsidiaries, including the guarantor registrants.

Item 16.     Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation, dated April 28, 1998—Incorporated by reference to Exhibit 3(a) of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2004.

3.3	Certificate of Amendment to Certificate of Incorporation, dated April 8, 2003—Incorporated by reference to Annex IV of the Company’s Proxy Statement on Schedule 14A dated March 10, 2003.

3.4	Certificate of Amendment to Certificate of Incorporation, dated April 8, 2008—Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, dated April 8, 2008.

3.5	Bylaws of the Company as amended effective October 3, 2013 —Incorporated by reference to Exhibit 3.6 of the Company’s Current Report on Form 8-K, dated October 4, 2013.

4.1	Indenture dated as of December 31, 1997, between the Company and The First National Bank of Chicago—Incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-45527.

4.2	Certificate of Designation of Preferred Stock.*

4.3	Form of Preferred Stock Certificate.*

4.4	Form of Warrant Agreement.*

4.5	Form of Warrant.*

4.6	Form of Depositary Agreement.*

4.7	Form of Depositary Receipt.*

4.8	Form of Stock Purchase Unit.*

4.9	Form of Stock Purchase Contract.*

5.1	Opinion of K&L Gates LLP (counsel).

12.1	Calculation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages).

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon, as trustee with respect to the Indenture, dated as of December 31, 1997.

*	If required, this exhibit will be filed in an amendment to this registration statement or as an exhibit to a document incorporated by reference in a document filed with the SEC in connection with an offering of securities.

Item 17.     Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13 (a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on October 3, 2014.

LENNAR CORPORATION

By:	/s/ Stuart A. Miller
Name: Stuart A. Miller Title: Chief Executive Officer

The following direct or indirect subsidiaries of registrant may guarantee debt securities and are co-registrants under this registration statement:

308 Furman, Ltd.

360 Developers, LLC

Ann Arundel Farms, Ltd.

Aquaterra Utilities, Inc.

Asbury Woods L.L.C.

Astoria Options, LLC

Autumn Creek Development, Ltd.

Aylon, LLC

Bainebridge 249, LLC

Bay Colony Expansion 369, Ltd.

Bay River Colony Development, Ltd.

BB Investment Holdings, LLC

BCI Properties, LLC

Bellagio Lennar, LLC

Belle Meade LEN Holdings, LLC

Belle Meade Partners, LLC

BPH I, LLC

Bramalea California, Inc.

Bressi Gardenlane, LLC

Builders LP, Inc.

Cambria L.L.C.

Cary Woods LLC

Casa Marina Development, LLC

Caswell Acquisition Group, LLC

Cedar Lakes II, LLC

Cherrytree II LLC

CL Ventures, LLC

Coco Palm 82, LLC

Colonial Heritage LLC

Concord Station, LLP

Coto De Caza, Ltd., Limited Partnership

Coventry L.L.C.

CPFE, LLC

CP Red Oak Management, LLC

CP Red Oak Partners, Ltd.

Creekside Crossing, L.L.C.

Danville Tassajara Partners, LLC

Darcy-Joliet, LLC

DBJ Holdings, LLC

Durrell 33, LLC

DTC Holdings of Florida, LLC

Estates Seven, LLC

EV, LLC

Evergreen Village LLC

F&R Florida Homes, LLC

F&R QVI Home Investments USA, LLC

Fidelity Guaranty and Acceptance Corp.

FLORDADE LLC

Fox-Maple Associates, LLC

Friendswood Development Company, LLC

Garco Investments, LLC

Greystone Construction, Inc.

Greystone Homes, Inc.

Greystone Homes of Nevada, Inc.

Greystone Nevada, LLC

Greywall Club L.L.C.

Hammocks Lennar LLC

Harveston, LLC

Haverton L.L.C.

HCC Investors, LLC

Heathcote Commons LLC

Heritage of Auburn Hills, L.L.C.

Hewitts Landing Trustee, LLC

Home Buyer’s Advantage Realty, Inc.

Homecraft Corporation

HTC Golf Club, LLC

Inactive Companies, LLC

Independence L.L.C.

Isles at Bayshore Club, LLC

Kendall Hammocks Commercial, LLC

Lakelands at Easton, L.L.C.

Lakeside Farm, LLC

LCD Asante, LLC

Legends Club, LLC

Legends Golf Club, LLC

LEN – Belle Meade, LLC

LEN – CG South, LLC

LEN – Palm Vista, LLC

LEN Paradise Cable, LLC

LEN Paradise Operating, LLC

Len Paradise, LLC

Lencraft, LLC

LENH I, LLC

Len – Hawks Point, LLC

Lennar – BVHP, LLC

Lennar Aircraft I, LLC

Lennar Arizona, Inc.

Lennar Arizona Construction, Inc.

Lennar Associates Management, LLC

Lennar Associates Management Holding Company

Lennar Avenue One, LLC

Lennar Bridges, LLC

Lennar Buffington Colorado Crossing, L.P.

Lennar Buffington Zachary Scott, L.P.

Lennar Carolinas, LLC

Lennar Central Park, LLC

Lennar Central Region Sweep, Inc.

Lennar Central Texas, L.P.

Lennar Chicago, Inc.

Lennar Colorado Minerals LLC

Lennar Colorado, LLC

Lennar Commercial Investors, LLC

Lennar Communities, Inc.

Lennar Communities Development, Inc.

Lennar Communities Nevada, LLC

Lennar Communities of Chicago L.L.C.

Lennar Construction, Inc.

Lennar Coto Holdings, L.L.C.

Lennar Courts, LLC

Lennar Developers, Inc.

Lennar Family of Builders GP, Inc.

Lennar Family of Builders Limited Partnership

Lennar Flamingo, LLC

Lennar Fresno, Inc.

Lennar Gardens, LLC

Lennar Georgia, Inc.

Lennar Greer Ranch Venture, LLC

Lennar Heritage Fields, LLC

Lennar Hingham Holdings, LLC

Lennar Hingham JV, LLC

Lennar Homes Holding, LLC

Lennar Homes NJ, LLC

Lennar Homes, LLC

Lennar Homes of Arizona, Inc.

Lennar Homes of California, Inc.

Lennar Homes of Texas Land and Construction, Ltd.

Lennar Homes of Texas Sales and Marketing, Ltd.

Lennar Illinois Trading Company, LLC

Lennar Imperial Holdings Limited Partnership

Lennar International Holding, LLC

Lennar International, LLC

Lennar Land Partners Sub, Inc.

Lennar Land Partners Sub II, Inc.

Lennar Layton, LLC

Lennar Long Beach Promenade Partners, LLC

Lennar Lytle, LLC

Lennar Mare Island, LLC

Lennar Marina A Funding, LLC

Lennar Massachusetts Properties, Inc.

Lennar Middletown, LLC

Lennar Multifamily Communities, LLC

Lennar New Jersey Properties Inc.

Lennar New York, LLC

Lennar Northeast Properties, Inc.

Lennar Northeast Properties LLC

Lennar Northwest, Inc.

Lennar Pacific, Inc.

Lennar Pacific Properties, Inc.

Lennar Pacific Properties Management, Inc.

Lennar PI Acquisition, LLC

Lennar PI Property Acquisition, LLC

Lennar PIS Management Company, LLC

Lennar PNW, Inc.

Lennar Point, LLC

Lennar Port Imperial South, LLC

Lennar Realty, Inc.

Lennar Renaissance, Inc.

Lennar Reno, LLC

Lennar Rialto Investment LP

Lennar Riverside West, LLC

Lennar Riverside West Urban Renewal Company, L.L.C.

Lennar Sacramento, Inc.

Lennar Sales Corp.

Lennar San Jose Holdings, Inc.

Lennar Southland I, Inc.

Lennar Southwest Holding Corp.

Lennar Spencer’s Crossing, LLC

Lennar Texas Holding Company

Lennar Trading Company, LP

Lennar Ventures, LLC

Lennar West Valley, LLC

Lennar.com Inc.

Lennar/LNR Camino Palomar, LLC

Lennar-Lantana Boatyard, Inc.

LEN-Ryan I, LLC

Len-Verandahs, LLP

LFS Holding Company, LLC

LH Eastwind, LLC

LH-EH Layton Lakes Estates, LLC

LHI Renaissance, LLC

LMC Malden Station Investor, LLC

LMI (150 Ocean) Investor, LLC

LMI Glencoe Dallas Investor, LLC

LMI Lakes West Covina Investor, LLC

LMI Las Colinas Station, LLC

LMI Naperville Investor, LLC

LMI Park Central Investor, LLC

LMICS, LLC

LMI Contractors, LLC

LMI-JC Developer, LLC

LMI-JC, LLC

LMI-West Seattle, LLC

LNC at Meadowbrook, LLC

LNC at Ravenna, LLC

LNC Communities I, Inc.

LNC Communities II, LLC

LNC Communities III, Inc.

LNC Communities IV, LLC

LNC Communities V, LLC

LNC Communities VI, LLC

LNC Communities VII, LLC

LNC Communities VIII, LLC

LNC Communities IX, LLC

LNC Northeast Mortgage, Inc.

LNC Pennsylvania Realty, Inc.

Long Beach Development, LLC

Lori Gardens Associates, L.L.C.

Lori Gardens Associates II, LLC

Lori Gardens Associates III, LLC

Lorton Station, LLC

LW D’Andrea, LLC

Madrona Ridge L.L.C.

Madrona Village L.L.C.

Madrona Village Mews L.L.C.

Majestic Woods, LLC

Marble Mountain Partners, LLC

Mid-County Utilities, Inc.

Mission Viejo 12S Venture, LP

Mission Viejo Holdings, Inc.

Moffett Meadows Partners, LLC

NC Properties I, LLC

NC Properties II, LLC

Northbridge L.L.C.

Northeastern Properties LP, Inc.

OHC/Ascot Belle Meade, LLC

One SR, L.P.

Palm Gardens At Doral Clubhouse, LLC

Palm Gardens at Doral, LLC

Palm Vista Preserve, LLC

PD-Len Boca Raton, LLC

PD-Len Delray, LLC

PG Properties Holding, LLC

Pioneer Meadows Development, LLC

Pioneer Meadows Investments, LLC

POMAC, LLC

Prestonfield L.L.C.

Providence Lakes, LLP

PT Metro, LLC

Raintree Village, L.L.C.

Raintree Village II L.L.C.

Renaissance Joint Venture

Reserve @ Pleasant Grove II LLC

Reserve @ Pleasant Grove LLC

Reserve at River Park, LLC

Reserve at South Harrison, LLC

Rivendell Joint Venture

Rivenhome Corporation

RMV, LLC

Rutenberg Homes, Inc.

Rutenberg Homes of Texas, Inc.

Rye Hill Company, LLC

S. Florida Construction, LLC

S. Florida Construction II, LLC

S. Florida Construction III, LLC

San Lucia, LLC

Santa Ana Transit Village, LLC

Savannah Development, Ltd.

Savell Gulley Development, LLC

Scarsdale, LTD

Schulz Ranch Developers, LLC

Seminole/70th, LLC

Siena at Old Orchard, LLC

South Development, LLC

Southbank Holding, LLC

Spanish Springs Development, LLC

St. Charles Active Adult Community, LLC

Stoney Corporation

Stoney Holdings, LLC

Stoneybrook Clubhouse, Inc.

Stoneybrook Joint Venture

Strategic Cable Technologies, L.P.

Strategic Holdings, Inc.

Strategic Technologies, LLC

Summerfield Venture L.L.C.

Summerwood L.L.C.

SunStreet Energy Group, LLC

TCO QVI, LLC

Temecula Valley, LLC

Terra Division, LLC

The Baywinds Land Trust

The Bridges at Rancho Santa Fe Sales Company, Inc.

The Bridges Club at Rancho Santa Fe, Inc.

The LNC Northeast Group, Inc.

The Preserve at Coconut Creek, LLC

Treviso Holding, LLC

Tustin Villas Partners, LLC

Tustin Vistas Partners, LLC

U.S. Home Corporation

U.S. Home of Arizona Construction Co.

U.S. Home Realty, Inc.

U.S.H. Los Prados, Inc.

U.S.H. Realty, Inc.

USH Equity Corporation

USH – Flag, LLC

USH LEE, LLC

USH Woodbridge, Inc.

UST Lennar GP PIS 10, LLC

UST Lennar GP PIS 7, LLC

UST Lennar HW Scala SF Joint Venture

Valencia at Doral, LLC

Vineyard Point 2009, LLC

WCP, LLC

West Chocolate Bayou Development, LLC

West Lake Village, LLC

West Seattle Project X, LLC

West Van Buren L.L.C.

Westchase, Inc.

Willowbrook Investors, LLC

Woodbridge Multifamily Developer I, LLC

Wright Farm, L.L.C.

By:	/s/ Mark Sustana
Name: Mark Sustana Title: As Vice President or authorized agent of the entity or the member, managing member or general partner of the entity

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stuart A. Miller, Bruce E. Gross, Diane J. Bessette and Mark Sustana as his or her true and lawful attorney-in-fact and agent, with full powers of substitution, to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

On Behalf of Lennar Corporation:

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/S/ STUART A. MILLER Stuart A. Miller	Chief Executive Officer and Director (Principal Executive Officer)	October 3, 2014

/S/ BRUCE E. GROSS Bruce E. Gross	Vice President and Chief Financial Officer (Principal Financial Officer)	October 3, 2014

/S/ DAVID M. COLLINS David M. Collins	Controller (Principal Accounting Officer)	October 3, 2014

/S/ IRVING BOLOTIN Irving Bolotin	Director	October 3, 2014

/S/ THERON I. GILLIAM Theron I. Gilliam	Director	October 3, 2014

/S/ STEVEN L. GERARD Steven L. Gerard	Director	October 3, 2014

/S/ SHERRILL W. HUDSON Sherrill W. Hudson	Director	October 3, 2014

/S/ R. KIRK LANDON R. Kirk Landon	Director	October 3, 2014

/S/ SIDNEY LAPIDUS Sidney Lapidus	Director	October 3, 2014

/S/ TERI P. MCCLURE Teri P. McClure	Director	October 3, 2014

/S/ JEFFREY SONNENFELD Jeffrey Sonnenfeld	Director	October 3, 2014

On Behalf of the Following Co-Registrants:

308 Furman, Ltd.(1)

360 Developers, LLC(2)

Ann Arundel Farms, Ltd.(1)

Aquaterra Utilities, Inc.(i)(xiii)

Asbury Woods L.L.C.(3)

Astoria Options, LLC(4)

Autumn Creek Development, Ltd.(1)

Aylon, LLC(5)

Bainebridge 249, LLC(6)

Bay Colony Expansion 369, Ltd.(1)

Bay River Colony Development, Ltd.(1)

BB Investment Holdings, LLC(7)

BCI Properties, LLC(7)

Bellagio Lennar, LLC(6)

Belle Meade LEN Holdings, LLC(6)

Belle Meade Partners, LLC(8)

BPH I, LLC(7)

Bramalea California, Inc.(ii)(xiii)

Bressi Gardenlane, LLC(9)

Builders LP, Inc.(i)(xiv)

Cambria L.L.C.(3)

Cary Woods LLC(3)

Casa Marina Development, LLC(2)

Caswell Acquisition Group, LLC(iii)(xiii)

Cedar Lakes II, LLC(5)

Cherrytree II LLC(4)

CL Ventures, LLC(4)

Coco Palm 82, LLC(6)

Colonial Heritage LLC(4)

Concord Station, LLP(10)

Coto De Caza, Ltd., Limited Partnership(11)

Coventry L.L.C.(3)

CPFE, LLC(4)

CP Red Oak Management, LLC(12)

CP Red Oak Partners, Ltd.(13)

Creekside Crossing, L.L.C.(3)

Danville Tassajara Partners, LLC(14)

Darcy-Joliet, LLC(15)

DBJ Holdings, LLC(7)

Durrell 33, LLC(4)

DTC Holdings of Florida, LLC(6)

Estates Seven, LLC(16)

EV, LLC(iii)

Evergreen Village LLC(4)

F&R Florida Homes, LLC(i)(xiii)

F&R QVI Home Investments USA, LLC(iii)(xiii)

Fidelity Guaranty and Acceptance Corp.(i)(xiii)

FLORDADE LLC(6)

Fox-Maple Associates, LLC(4)

Friendswood Development Company, LLC(12)

Garco Investments, LLC(2)

Greystone Construction, Inc.(i)(xiii)

Greystone Homes, Inc.(i)(xiii)

Greystone Homes of Nevada, Inc.(i)(xiii)

Greystone Nevada, LLC(17)

Greywall Club L.L.C.(3)

Hammocks Lennar LLC(6)

Harveston, LLC(14)

Haverton L.L.C.(3)

HCC Investors, LLC(14)

Heathcote Commons LLC(4)

Heritage of Auburn Hills, L.L.C.(4)

Hewitts Landing Trustee, LLC(iii)(xiii)

Home Buyer’s Advantage Realty, Inc.(i)(xiii)

Homecraft Corporation(i)(xiii)

HTC Golf Club, LLC(18)

Inactive Companies, LLC(6)

Independence L.L.C.(4)

Isles at Bayshore Club, LLC(6)

Kendall Hammocks Commercial, LLC(6)

Lakelands at Easton, L.L.C.(4)

Lakeside Farm, LLC (4)

LCD Asante, LLC(iii)(xiv)

Legends Club, LLC(i)(xiv)

Legends Golf Club, LLC(i)(xiv)

LEN – Belle Meade, LLC(6)

LEN – CG South, LLC(6)

LEN – Palm Vista, LLC(6)

LEN Paradise Cable, LLC(6)

LEN Paradise Operating, LLC(6)

Len Paradise, LLC(6)

Lencraft, LLC(4)

LENH I, LLC(6)

Len – Hawks Point, LLC(6)

Lennar – BVHP, LLC(19)

Lennar Aircraft I, LLC(20)

Lennar Arizona, Inc.(i)(xiii)

Lennar Arizona Construction, Inc.(i)(xiii)

Lennar Associates Management, LLC(i)(xiv)

Lennar Associates Management Holding Company(i)(xiii)

Lennar Avenue One, LLC(14)

Lennar Bridges, LLC(14)

Lennar Buffington Colorado Crossing, L.P.(1)

Lennar Buffington Zachary Scott, L.P.(1)

Lennar Carolinas, LLC(i)(xiii)

Lennar Central Park, LLC(14)

Lennar Central Region Sweep, Inc.(i)(xiv)

Lennar Central Texas, L.P.(1)

Lennar Chicago, Inc.(i)(xiii)

Lennar Colorado Minerals LLC(18)

Lennar Colorado, LLC(iv)

Lennar Commercial Investors, LLC(iii)(xiii)

Lennar Communities, Inc.(i)(xiv)

Lennar Communities Development, Inc.(i)(xiv)

Lennar Communities Nevada, LLC(17)

Lennar Communities of Chicago L.L.C.(iii)(xiv)

Lennar Construction, Inc.(i)(xiii)

Lennar Coto Holdings, L.L.C.(9)

Lennar Courts, LLC(6)

Lennar Developers, Inc.(i)(xiv)

Lennar Family of Builders GP, Inc.(i)(xiv)

Lennar Family of Builders Limited Partnership(21)

Lennar Flamingo, LLC(6)

Lennar Fresno, Inc.(i)(xiii)

Lennar Gardens, LLC(6)

Lennar Georgia, Inc.(i)(xiii)

Lennar Greer Ranch Venture, LLC(14)

Lennar Heritage Fields, LLC(14)

Lennar Hingham Holdings, LLC(iii)(xiii)

Lennar Hingham JV, LLC(22)

Lennar Homes Holding, LLC(iii)(xiv)

Lennar Homes NJ, LLC(4)

Lennar Homes, LLC(iii)(xiii)

Lennar Homes of Arizona, Inc.(i)(xiii)

Lennar Homes of California, Inc.(i)(xiii)

Lennar Homes of Texas Land and Construction, Ltd.(1)

Lennar Homes of Texas Sales and Marketing, Ltd.(1)

Lennar Illinois Trading Company, LLC(iii)

Lennar Imperial Holdings Limited Partnership(23)

Lennar International Holding, LLC(24)

Lennar International, LLC(25)

Lennar Land Partners Sub, Inc.(i)(xiii)

Lennar Land Partners Sub II, Inc.(i)(xiii)

Lennar Layton, LLC(iii)(xiii)

Lennar Long Beach Promenade Partners, LLC(14)

Lennar Lytle, LLC(26)

Lennar Mare Island, LLC(14)

Lennar Marina A Funding, LLC(22)

Lennar Massachusetts Properties, Inc.(i)(xiii)

Lennar Middletown, LLC(4)

Lennar Multifamily Communities, LLC(iii)(xiii)

Lennar New Jersey Properties Inc.(i)(xiii)

Lennar New York, LLC(iii)(xiii)

Lennar Northeast Properties, Inc.(i)(xiii)

Lennar Northeast Properties LLC(iii)(xiii)

Lennar Northwest, Inc.(i)(xiii)

Lennar Pacific, Inc.(i)(xiii)

Lennar Pacific Properties, Inc.(i)(xiii)

Lennar Pacific Properties Management, Inc.(i)(xiii)

Lennar PI Acquisition, LLC(iii)(xiv)

Lennar PI Property Acquisition, LLC(iii)(xiv)

Lennar PIS Management Company, LLC(27)

Lennar PNW, Inc.(i)(xiv)

Lennar Point, LLC(4)

Lennar Port Imperial South, LLC(28)

Lennar Realty, Inc.(v)

Lennar Renaissance, Inc.(i)(xiii)

Lennar Reno, LLC(vi)

Lennar Rialto Investment LP(vii)

Lennar Riverside West, LLC(28)

Lennar Riverside West Urban Renewal Company, L.L.C.(29)

Lennar Sacramento, Inc.(i)(xiii)

Lennar Sales Corp.(i)(xiii)

Lennar San Jose Holdings, Inc.(i)(xiv)

Lennar Southland I, Inc.(i)(xiv)

Lennar Southwest Holding Corp.(i)(xiv)

Lennar Spencer’s Crossing, LLC(14)

Lennar Texas Holding Company(i)(xiv)

Lennar Trading Company, LP(1)

Lennar Ventures, LLC(viii)

Lennar West Valley, LLC(30)

Lennar.com Inc.(i)(xiv)

Lennar/LNR Camino Palomar, LLC(14)

Lennar-Lantana Boatyard, Inc.(i)(xiv)

LEN-Ryan I, LLC(6)

Len-Verandahs, LLP(8)

LFS Holding Company, LLC(4)

LH Eastwind, LLC(6)

LH-EH Layton Lakes Estates, LLC(31)

LHI Renaissance, LLC(6)

LMC Malden Station Investor, LLC(32)

LMI (150 Ocean) Investor, LLC(33)

LMI Glencoe Dallas Investor, LLC(33)

LMI Lakes West Covina Investor, LLC(33)

LMI Las Colinas Station, LLC(33)

LMI Naperville Investor, LLC(33)

LMI Park Central Investor, LLC(33)

LMICS, LLC(iii)(xiii)

LMI Contractors, LLC(iii)(xiii)

LMI-JC Developer, LLC(33)

LMI-JC, LLC(33)

LMI-West Seattle, LLC(iii)(xiii)

LNC at Meadowbrook, LLC(3)

LNC at Ravenna, LLC(3)

LNC Communities I, Inc.(i)(xiv)

LNC Communities II, LLC(4)

LNC Communities III, Inc.(i)(xiv)

LNC Communities IV, LLC(4)

LNC Communities V, LLC(4)

LNC Communities VI, LLC(4)

LNC Communities VII, LLC(4)

LNC Communities VIII, LLC(4)

LNC Communities IX, LLC(34)

LNC Northeast Mortgage, Inc.(i)(xiv)

LNC Pennsylvania Realty, Inc.(i)(xiv)

Long Beach Development, LLC(iii)(xiii)

Lori Gardens Associates, L.L.C.(4)

Lori Gardens Associates II, LLC(4)

Lori Gardens Associates III, LLC(4)

Lorton Station, LLC(4)

LW D’Andrea, LLC(35)

Madrona Ridge L.L.C.(3)

Madrona Village L.L.C.(3)

Madrona Village Mews L.L.C.(3)

Majestic Woods, LLC(4)

Marble Mountain Partners, LLC(9)

Mid-County Utilities, Inc.(i)(xiii)

Mission Viejo 12S Venture, LP(36)

Mission Viejo Holdings, Inc.(i)(xiii)

Moffett Meadows Partners, LLC(37)

NC Properties I, LLC(iii)(xiii)

NC Properties II, LLC(iii)(xiii)

Northbridge L.L.C.(3)

Northeastern Properties LP, Inc.(i)(xiii)

OHC/Ascot Belle Meade, LLC(8)

One SR, L.P.(1)

Palm Gardens At Doral Clubhouse, LLC(38)

Palm Gardens at Doral, LLC(6)

Palm Vista Preserve, LLC(4)

PD-Len Boca Raton, LLC(6)

PD-Len Delray, LLC(6)

PG Properties Holding, LLC(5)

Pioneer Meadows Development, LLC(35)

Pioneer Meadows Investments, LLC(35)

POMAC, LLC(4)

Prestonfield L.L.C.(3)

Providence Lakes, LLP(8)

PT Metro, LLC(14)

Raintree Village, L.L.C.(3)

Raintree Village II L.L.C.(15)

Renaissance Joint Venture(39)

Reserve @ Pleasant Grove II LLC(4)

Reserve @ Pleasant Grove LLC(4)

Reserve at River Park, LLC(4)

Reserve at South Harrison, LLC(4)

Rivendell Joint Venture(40)

Rivenhome Corporation(i)(xiii)

RMV, LLC(4)

Rutenberg Homes, Inc.(i)(xiii)

Rutenberg Homes of Texas, Inc.(i)(xiii)

Rye Hill Company, LLC(4)

S. Florida Construction, LLC(6)

S. Florida Construction II, LLC(6)

S. Florida Construction III, LLC(6)

San Lucia, LLC(38)

Santa Ana Transit Village, LLC(41)

Savannah Development, Ltd.(1)

Savell Gulley Development, LLC(42)

Scarsdale, LTD.(1)

Schulz Ranch Developers, LLC(35)

Seminole/70th, LLC(6)

Siena at Old Orchard, LLC(3)

South Development, LLC(4)

Southbank Holding, LLC(6)

Spanish Springs Development, LLC(4)

St. Charles Active Adult Community, LLC(4)

Stoney Corporation(i)(xiii)

Stoney Holdings, LLC(4)

Stoneybrook Clubhouse, Inc.(ix)

Stoneybrook Joint Venture(43)

Strategic Cable Technologies, L.P.(44)

Strategic Holdings, Inc.(x)

Strategic Technologies, LLC(x)

Summerfield Venture L.L.C.(3)

Summerwood L.L.C.(4)

SunStreet Energy Group, LLC(xi)(xiii)

TCO QVI, LLC(4)

Temecula Valley, LLC(41)

Terra Division, LLC(4)

The Baywinds Land Trust(6)

The Bridges at Rancho Santa Fe Sales Company, Inc.(i)(xiii)

The Bridges Club at Rancho Santa Fe, Inc.(xii)

The LNC Northeast Group, Inc.(i)(xiv)

The Preserve at Coconut Creek, LLC(6)

Treviso Holding, LLC(iv)

Tustin Villas Partners, LLC(14)

Tustin Vistas Partners, LLC(37)

U.S. Home Corporation(i)(xiii)

U.S. Home of Arizona Construction Co.(i)(xiii)

U.S. Home Realty, Inc.(i)(xiii)

U.S.H. Los Prados, Inc.(i)(xiii)

U.S.H. Realty, Inc.(i)(xiii)

USH Equity Corporation(i)

USH – Flag, LLC(i)(xiii)

USH LEE, LLC(45)

USH Woodbridge, Inc.(i)(xiii)

UST Lennar GP PIS 10, LLC(46)

UST Lennar GP PIS 7, LLC(46)

UST Lennar HW Scala SF Joint Venture(47)

Valencia at Doral, LLC(6)

Vineyard Point 2009, LLC(14)

WCP, LLC(5)

West Chocolate Bayou Development, LLC(1)(xiii)

West Lake Village, LLC(6)

West Seattle Project X, LLC(33)

West Van Buren L.L.C.(3)

Westchase, Inc.(i)(xiv)

Willowbrook Investors, LLC(4)

Woodbridge Multifamily Developer I, LLC(33)

Wright Farm, L.L.C.(4)

(i) Stuart A. Miller is the Chief Executive Officer, and Bruce E. Gross is the Chief Financial Officer of this company. Mark Sustana and Diane J. Bessette are Directors/Managers of this company.

(ii) Richard Beckwitt is the Principal Executive Officer, and Bruce E. Gross is the Chief Financial Officer of this company. Mark Sustana and Diane J. Bessette are the Directors of this company.

(iii) Stuart A. Miller is the Chief Executive Officer, and Bruce E. Gross is the Chief Financial Officer of this company.

(iv) Highest ranking officers of this company are Vice Presidents.

(v)Mark Sustana is the Principal Executive Officer, and David Collins in the Principal Financial Officer of this company. Mark Sustana and Diane J. Bessette are Directors of this company.

(vi) Mark Sustana and Diane J. Bessette are Managers of this company. Highest ranking officers of this company are Vice Presidents.

(vii) Jeffrey P. Krasnoff is the Chief Executive Officer, and Cheryl Baizan is the Chief Financial Officer of this company.

(viii) David Kaiserman is the Chief Executive Officer, and Diane Bessette is the Principal Financial Officer. Mark Sustana, Diane J. Bessette, and David Kaiserman are Managers of this company.

(ix) Darin L. McMurray is the Principal Executive Officer of this company. Mark Sustana and Diane J. Bessette are the Directors of this company.

(x) Bruce E. Gross is the Chief Executive Officer, and Christina Pardo is the Controller of this company. Mark Sustana, Diane J. Bessette, and Bruce E. Gross are the Directors/Managers of this company.

(xi) Richard Beckwitt is the Principal Executive Officer, and Bruce E. Gross is the Chief Financial Officer of this company.

(xii) Officers of this company are all Authorized Agents. Mark Sustana and Diane J. Bessette are the Directors of this company.

(xiii) Diane Bessette is the Controller of this company.

(xiv) David Collins is the Controller of this company.

(1) Executed by Lennar Texas Holding Company as General Partner

(2) Executed by S. Florida Construction, LLC its Sole Member, by Lennar Homes, LLC its Sole Member

(3) Executed by Lennar Chicago, Inc. as Sole Member

(4) Executed by U.S. Home Corporation as Sole Member

(5) Executed by Lennar Carolinas, LLC as Sole Member

(6) Executed by Lennar Homes, LLC as Sole Member

(7) Executed by Pioneer Meadows Investments, LLC, its Sole Member, by Lennar Reno, LLC, its Sole Member

(8) Executed by Lennar Homes, LLC as Managing Member

(9) Executed by Lennar Homes of California, Inc. as Managing Member

(10) Executed by Lennar Homes, LLC as Managing Partner

(11) Executed by Lennar Land Partners Sub II, Inc. as General Partner

(12) Executed by Lennar Homes of Texas Land and Construction, Ltd., its Sole Member, by Lennar Texas Holding Company, its General Partner

(13) Executed by CO Red Oak Management, LLC, its General Partner, by Lennar Homes of Texas Land and Construction, Ltd., its Sole Member, by Lennar Texas Holding Company, its General Partner

(14) Executed by Lennar Homes of California, Inc. as Sole Member

(15) Executed by Lennar Communities of Chicago L.L.C. as Sole Member

(16) Executed by HHC Investors, LLC, its Sole Member, by Lennar Homes of California, Inc., its Sole Member

(17) Executed by Lennar Pacific Properties Management, Inc. as Sole Member

(18) Executed by Lennar Colorado, LLC as Sole Member

(19) Executed by Lennar Southland I, Inc. as Sole Member

(20) Executed by Lennar Corporation as Sole Member

(21) Executed by Lennar Family of Builders GP, Inc. as General Partner

(22) Executed by Lennar Massachusetts Properties, Inc. as Sole Member

(23) Executed by Lennar Northeast Properties, Inc. as General Partner

(24) Executed by Lennar Pacific, Inc. as Sole Member

(25) Executed by Lennar International Holding, LLC, its Sole Member, by Lennar Pacific, Inc., its Sole Member

(26) Executed by Lennar Fresno, Inc. as Sole Member

(27) Executed by Lennar Northeast Properties, Inc. as Sole Member

(28) Executed by Lennar Northeast Properties, Inc. as Managing Member

(29) Executed by Lennar Riverside West, LLC, its Sole Member, by Lennar Northeast Properties, Inc., its Managing Member

(30) Executed by Lennar Renaissance, Inc. as Sole Member

(31) Executed by Lennar Communities Development, Inc. as Sole Member

(32) Executed by Lennar MF Holdings, LLC, its Sole Member, by Lennar Multifamily Communities, LLC, its Sole Member

(33) Executed by Lennar Multifamily Communities, LLC as Sole Member

(34) Executed by The LNC Northeast Group, Inc. as Sole Member

(35) Executed by Lennar Reno, LLC as Sole Member

(36) Executed by Mission Viejo Holdings, Inc. as Sole Member

(37) Executed by Marble Mountain Partners, LLC, its Sole Member, by Lennar Homes of California, Inc., its Managing Member

(38) Executed by Palm Gardens at Doral, LLC, its Sole Member, by Lennar Homes, LLC, its Sole Member

(39) Executed by U.S. Home Corporation as Managing Member

(40) Executed by Rivenhome Corporation as Managing Member

(41) Executed by Greystone Homes, Inc. as Sole Member

(42) Executed by Lennar Texas Holding Company as Sole Member

(43) Executed by Stoney Corporation as General Partner

(44) Executed by Strategic Technologies, LLC as General Partner

(45) Executed by Lennar Homes Holding, LLC as Sole Member

(46) Executed by UST Lennar PIS Joint Venture, LP its Sole Member, by Lennar Imperial Holdings Limited Partnership, its General Partner, by Lennar Northeast Properties, Inc., its General Partner

(47) Executed by Lennar HW Scala SF GP, LLC, its Managing General Partner, by Lennar - BVHP, LLC, its Administrative Member, by Lennar Southland I, Inc., its Sole Member

Signature	Title	Date

/S/ CHERYL BAIZAN Cheryl Baizan	Chief Financial Officer	October 3, 2014

/S/ RICHARD BECKWITT Richard Beckwitt	Principal Executive Officer	October 3, 2014

/S/ DIANE J. BESSETTE Diane J. Bessette	Director/Manager/Principal Financial Officer/Controller	October 3, 2014

/S/ DAVID COLLINS David Collins	Principal Financial Officer/Controller	October 3, 2014

/S/ BRUCE E. GROSS Bruce E. Gross	Chief Financial Officer/Director/Manager	October 3, 2014

/S/ JEFFREY KRASNOFF Jeffrey Krasnoff	Chief Executive Officer	October 3, 2014

/S/ DARIN L. MCMURRAY Darin L. McMurray	Principal Executive Officer	October 3, 2014

/S/ STUART A. MILLER Stuart A. Miller	Director, Chief Executive Officer	October 3, 2014

/S/ DAVID KAISERMAN David Kaiserman	Director, Chief Executive Officer/Manager	October 3, 2014

/S/ CRISTINA PARDO Cristina Pardo	Principal Financial Officer, Controller	October 3, 2014

/S/ MARK SUSTANA Mark Sustana	Director/Manager/ Principal Executive Officer	October 3, 2014

Exhibit Index

Exhibit Number	Description

4.1	Indenture dated as of December 31, 1997, between the Company and The First National Bank of Chicago—Incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-45527.

5.1	Opinion of K&L Gates LLP (counsel).

12.1	Calculation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages).

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon, as trustee with respect to the Indenture, dated as of December 31, 1997.